Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United Technologies Corporation of our report dated February 7, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2018 Annual Report to Shareowners, which is incorporated by reference in United Technologies Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.  We also consent to the incorporation by reference of our report dated February 7, 2019 relating to the financial statement schedule, which appears in such Annual Report on Form 10‑K.  We also consent to the incorporation by reference in this Registration Statement of our report dated June 26, 2019 relating to the financial statements, which appears in the Annual Report of the UTC Puerto Rico Savings Plan on Form 11-K for the year ended December 31, 2018.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
September 27, 2019